Exhibit 4.3

Unilever PLC Unilever House Blackfriars London EC4P 4BQ T: +44 (0)20 7822 5252 F: +44 (0)20 7822 5951 www.unilever.com

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Graeme Pitkethly

14 March 2016

Dear Graeme,

Your reward package effective 1 January 2016

This letter is to confirm your reward package as from 1 January 2016 as approved by the Compensation Committee (the ‘Committee’). The Committee set your reward package prior to your appointment with effect from 1 October 2015, and has agreed that no changes will be made for 2016.

2016 base salary

Your annual base salary for 2016 will remain unchanged at £625,000.

2015 annual bonus

Your total bonus of £470,867 gross for 2015 was calculated as follows:

Period as WL5

In respect of the period from 1 January 2015 to 30 September 2015, your gross bonus award is £298,992. This figure is based on a target bonus of 70%, a PDP rating of 3 (Personal Performance Multiplier of 110%) and a Business Differentiation Factor of 132% applied to your pro-rated grossed up WL5 salary of GBP 392,224.

Period as WL6

In respect of the period from 1 October 2015 to 31 December 2015, your gross bonus award is £171,875 (110% of your pro-rated salary i.e. 100% of salary (target bonus) x 100% (individual multiplier) x 110% (business differentiation factor)).

The cash portion of your pro-rated WL5 annual bonus and your WL6 annual bonus is payable in the March 2016 payroll.

2016 annual bonus

Your target bonus for 2016 will continue to be 100% of base salary and your maximum bonus continues to be 150% of your base salary.

The performance measures for 2016 for the annual bonus plan are:

Performance measure	Weighting
Underlying Sales Growth	1/3
Free Cash Flow	1/3
Core Operating Margin (vs PY)	1/3

Details of the performance targets for the annual bonus plan as approved by the Committee will be communicated to you separately. The Committee will assess Unilever’s 2016 business performance not only against these performance targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Committee’s assessment of overall business performance and your personal achievement against your stretching, ambitious, and output-oriented ‘3+1’ goals.

2016 long-term incentives

For executive directors, our long term incentive program consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP).

2016 MCIP

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares, although you may elect to invest up to 60% of your earned bonus.

The invested shares must be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching performance shares will be between 0% and 150% contingent on the achievement of the same three-year performance targets as exist under our GSIP. The value of this award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2016 GSIP

Under the 2016 GSIP, you have been made a conditional award of shares worth £937,500 (150% of your 2016 base salary) which will vest between 0% and 200% three years from the award date based on company performance.

The performance measures for the Unilever Leadership Executive Team for 2016 are:

Performance measure	Weighting
Underlying Sales Growth (USG)	25%
Core Operating Margin (vs PY) (COM)	25%
Operating Cash Flow (Cumulative)	25%
Relative Total Shareholder Return	25%

The minimum of the performance range for USG and COM must be reached before any shares subject to either metric can vest. Details of the performance targets for the 2016 MCIP and GSIP awards as approved by the Committee will be communicated to you separately.

Fixed allowance in lieu of perquisites and benefits

Your annual fixed allowance for 2016 will remain unchanged at £200,000.

You also receive medical cover for you and your family via Unilever BUPA International medical arrangement.

You will continue to receive life insurance at GBP 2,955,680. The company will provide cover at three times your base salary and the excess cover of GBP 1,080,680 will be paid for by you.

You will continue to be provided with actual and reasonable costs of tax return preparation via Unilever’s global Tax Advisor.

Pension

With effect from 1 October 2015, you have not been entitled to participate in any Unilever pension scheme.

Malus and clawback

Going forward, all performance-related remuneration awarded to you, including but not limited to your annual bonuses and awards granted under the MCIP and GSIP, will be subject to malus and clawback as set out below and subject to the rules of both the MCIP and the GSIP where applicable.

Malus

If the Committee considers:

(i)	there is a significant downward restatement of the financial results of Unilever; and/or

(ii)	there is reasonable evidence of gross misconduct or gross negligence by you; and/or

(iii)	there is reasonable evidence of material breach by you of Unilever’s Code of Business Principles or Code Policies; and/or

(iv)	there is reasonable evidence of conduct by you which results in significant losses or reputational damage to Unilever,

the Committee may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus and clawback provision) will be reduced, lapsed, will not vest or will only vest in part.

Clawback

If the Committee considers there is a significant downward restatement of the financial results of Unilever, it may in its discretion, within two years of your performance-related remuneration being paid or vesting:

(i)	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Commitee); and/or

(ii)	require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

(iii)	require Unilever to withhold from, or offset against, any other remuneration to which you may be or become entitled in connection with your employment with Unilever such an amount as the Committee considers appropriate.

Where you are notified you must transfer shares or pay an amount in accordance with this clawback provision, any shares or cash must be transferred or paid (in the manner directed by Unilever) within 30 days of the notification.

For the avoidance of doubt, in exercising its powers under this malus and clawback provision, the Committee, in its discretion, may apply different treatments to: (i) different employees; and/or (ii) different remuneration, and may apply such different treatment in combination.

Personal shareholding requirement

As previously communicated, in this role you are required to demonstrate a significant personal shareholding commitment to Unilever.

Within five years from 1 October 2015, you are required to raise and then maintain your personal shareholding in Unilever to at least three times your base salary.

As Executive Director you are required to hold shares to the value of 100% of your minimum shareholding requirement for 12 months post cessation of your employment at Unilever and 50% of these shares for 24 months post cessation of your employment with Unilever.

You will be deemed to have accepted the terms and conditions of this letter, including the operation of clawback and malus, and consent to any repayments, withholdings or deductions made in accordance with it, unless you provide written notice to Peter Newhouse, SVP Global Head of Reward by no later than 31 March 2016 (email to peter.newhouse@unilever.com) that you do not accept such terms.

With kind regards

/s/ Paulus Gerardus Josephus Maria Polman

Paul Polman

Chief Executive Officer

Appendix – Application of personal shareholding requirement

Personal shareholding requirement

As part of Unilever’s long-term incentive arrangements, it is a requirement that Board members and certain other managers build up a personal shareholding in Unilever. The following principles on shareholding have been agreed:

Date of commencement:

The personal shareholding must be built up over a period of five years commencing from the individual’s first grant from the Global Share Incentive Plan (GSIP). Once the required level of personal shareholding has been achieved, this shareholding must be maintained (and increased, as necessary, as base salary levels increase or where shares are clawed back).

Qualifying shares:

Shares in either Unilever PLC or Unilever NV (or a combination of both) will qualify provided they are personally owned by the Director or by a member of his/her (immediate) family.

Shares purchased from the annual bonus (variable pay) programme will qualify as from the moment of purchase. Shares acquired under a restricted share/stock arrangement will qualify on a net of tax basis.

Shares awarded on a conditional basis by way of the GSIP, including those by way of the MCIP, will not qualify until the moment of vesting (i.e. once the precise number of shares is fixed after the three-year vesting period has elapsed).

Share options will not qualify until the shares in question have eventually been acquired (and retained) following the exercise of the option.

Value of shares to be taken into account:

The shares will be valued on the date of measurement, or if that outcome fails the personal shareholding test, on the date of acquisition. The share price for the relevant measurement date will be based on the average closing share prices and the euro/sterling/US dollar exchange rates from the 60 calendar days prior to the measurement date.

Salary on which shareholding requirement to be based:

The level of base salary at the date of measurement shall be used to assess the level of personal shareholding.

Level of personal shareholding:

The level of personal shareholding for you is three times base salary.

As an Executive Director you are required to hold shares to the value of 100% of your minimum shareholding requirement for 12 months post cessation of your employment at Unilever and 50% of these shares for 24 months post cessation of your employment with Unilever.

Monitoring of personal shareholding target:

Global Reward will monitor the level of personal shareholding.

The consequence of not having achieved the required shareholding will be that no awards under the GSIP will be made until the necessary shareholding has been built up.

Other matters:

It is not permitted to trade in options or derivatives over Unilever shares as this would be in conflict with our Share Dealing Standard.

Unilever PLC Unilever House Blackfriars London EC4P 4BQ T: +44 (0)20 7822 5252 F: +44 (0)20 7822 5951 www.unilever.com

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Paul Polman

14 March 2016

Dear Paul,

Your reward package effective 1 January 2016

This letter is to confirm your reward package as from 1 January 2016 as approved by the Compensation Committee (the ‘Committee’).

2016 base salary

At your request, your annual base salary has remained unchanged at £1,010,000.

2015 annual bonus

In respect of 2015, your annual gross bonus award is £1,866,480 (185% of salary i.e. 120% of salary (target bonus) x 140% (individual multiplier) x 110% (business differentiation factor).

The cash portion of your annual bonus is payable in the March 2016 payroll.

2016 annual bonus

Your target bonus for 2016 will continue to be 120% of base salary and your maximum bonus continues to be 200% of your base salary.

The performance measures for 2016 for the annual bonus plan are:

Performance measure	Weighting
Underlying Sales Growth	1/3
Free Cash Flow	1/3
Core Operating Margin (vs PY)	1/3

Details of the performance targets for the annual bonus plan as approved by the Committee will be communicated to you separately. The Committee will assess Unilever’s 2016 business performance not only against these performance targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Committee’s assessment of overall business performance and your personal achievement against your stretching, ambitious, and output-oriented ‘3+1’ goals.

2016 long-term incentives

For executive directors, our long term incentive program consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP).

2016 MCIP

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares, although you may elect to invest up to 60% of your earned bonus.

The invested shares must be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching performance shares will be between 0% and 150% contingent on the achievement of the same three-year performance targets as exist under our GSIP. The value of this award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2016 GSIP

Under the 2016 GSIP, you have been made a conditional award of shares worth £2,020,000 (200% of your base salary) which will vest between 0% and 200% three years from the award date based on company performance.

The performance measures for the Unilever Leadership Executive Team for 2016 are:

Performance measure	Weighting
Underlying Sales Growth (USG)	25%
Core Operating Margin (vs PY) (COM)	25%
Operating Cash Flow (Cumulative)	25%
Relative Total Shareholder Return	25%

The minimum of the performance range for USG and COM must be reached before any shares subject to either metric can vest. Details of the performance targets for the 2016 MCIP and GSIP awards as approved by the Committee will be communicated to you separately.

Fixed allowance in lieu of perquisites and benefits

Your annual fixed allowance for 2016 will remain unchanged at £250,000, and will continue to be paid to you in lieu of car allowance, partner travel, entertainment allowance and company pension contribution.

You also receive medical cover for you and your family via the Allianz International medical arrangement when you and your family are outside of Switzerland. You will be covered by the Swiss Sanitas scheme when resident in Switzerland. You will also continue to receive life insurance cover at three times the salary used to calculate your pension benefit.

Pension

The company will continue to accrue on your behalf the supplemental conditional pension provision of 12% salary, with investment returns replicating those of the International Pension Plan. Accordingly, with effect from 1 January 2016, the base salary for this provision remains unchanged at £976,025 along with the corresponding maximum annual contribution of £117,123.

Malus and clawback

Going forward, all performance-related remuneration awarded to you, including but not limited to your annual bonuses and awards granted under the MCIP and GSIP, will be subject to malus and clawback as set out below and subject to the rules of both the MCIP and the GSIP where applicable.

Malus

If the Committee considers:

(i)	there is a significant downward restatement of the financial results of Unilever; and/or

(ii)	there is reasonable evidence of gross misconduct or gross negligence by you; and/or

(iii)	there is reasonable evidence of material breach by you of Unilever’s Code of Business Principles or Code Policies; and/or

(iv)	there is reasonable evidence of conduct by you which results in significant losses or reputational damage to Unilever,

the Committee may, in its discretion, at any time prior to your performance-related remuneration vesting or being paid, decide that some or all of your performance-related remuneration (which is subject to this malus and clawback provision) will be reduced, lapsed, will not vest or will only vest in part.

Clawback

If the Committee considers there is a significant downward restatement of the financial results of Unilever, it may in its discretion, within two years of your performance-related remuneration being paid or vesting:

(i)	require you to repay to Unilever (or as Unilever directs) an amount equal to the after-tax value of some or all of any cash bonus you were paid (as determined by the Commitee); and/or

(ii)	require you to transfer to Unilever (or as Unilever directs) for nil consideration, some or all of the after-tax number of Unilever shares which have previously vested, or pay to Unilever (or as Unilever directs) an amount equal to the value of those shares (as determined by the Committee); and/or

(iii)	require Unilever to withhold from, or offset against, any other remuneration to which you may be or become entitled in connection with your employment with Unilever such an amount as the Committee considers appropriate.

Where you are notified you must transfer shares or pay an amount in accordance with this clawback provision, any shares or cash must be transferred or paid (in the manner directed by Unilever) within 30 days of the notification.

For the avoidance of doubt, in exercising its powers under this malus and clawback provision, the Committee, in its discretion, may apply different treatments to: (i) different employees; and/or (ii) different remuneration, and may apply such different treatment in combination.

Personal shareholding requirement

As previously communicated, you are required to build and maintain a personal shareholding in Unilever of at least four times your base salary within five years from the later of 2010 or when you were granted your first GSIP award to attain your shareholding requirement. I am pleased to note that you currently satisfy this requirement.

As Executive Director you are required to hold shares to the value of 100% of your minimum shareholding requirement for 12 months post cessation of your employment at Unilever and 50% of these shares for 24 months post cessation of your employment with Unilever.

You will be deemed to have accepted the terms and conditions of this letter, including the operation of clawback and malus, and consent to any repayments, withholdings or deductions made in accordance with it, unless you provide written notice to Peter Newhouse, SVP Global Head of Reward by no later than 31 March 2016 (email to peter.newhouse@unilever.com) that you do not accept such terms.

With kind regards

/s/ Michael Treschow

Michael Treschow

Chairman

Appendix – Application of personal shareholding requirement

Personal shareholding requirement

As part of Unilever’s long-term incentive arrangements, it is a requirement that Board members and certain other managers build up a personal shareholding in Unilever. The following principles on shareholding have been agreed:

Date of commencement:

The personal shareholding must be built up over a period of five years commencing from the individual’s first grant from the Global Share Incentive Plan (GSIP). Once the required level of personal shareholding has been achieved, this shareholding must be maintained (and increased, as necessary, as base salary levels increase or where shares are clawed back).

Qualifying shares:

Shares in either Unilever PLC or Unilever NV (or a combination of both) will qualify provided they are personally owned by the Director or by a member of his/her (immediate) family.

Shares purchased from the annual bonus (variable pay) programme will qualify as from the moment of purchase. Shares acquired under a restricted share/stock arrangement will qualify on a net of tax basis.

Shares awarded on a conditional basis by way of the GSIP, including those by way of the MCIP, will not qualify until the moment of vesting (i.e. once the precise number of shares is fixed after the three-year vesting period has elapsed).

Share options will not qualify until the shares in question have eventually been acquired (and retained) following the exercise of the option.

Value of shares to be taken into account:

The shares will be valued on the date of measurement, or if that outcome fails the personal shareholding test, on the date of acquisition. The share price for the relevant measurement date will be based on the average closing share prices and the euro/sterling/US dollar exchange rates from the 60 calendar days prior to the measurement date.

Salary on which shareholding requirement to be based:

The level of base salary at the date of measurement shall be used to assess the level of personal shareholding.

Level of personal shareholding:

The level of personal shareholding for you is four times base salary.

As an Executive Director you are required to hold shares to the value of 100% of your minimum shareholding requirement for 12 months post cessation of your employment at Unilever and 50% of these shares for 24 months post cessation of your employment with Unilever.

Monitoring of personal shareholding target:

Global Reward will monitor the level of personal shareholding.

The consequence of not having achieved the required shareholding will be that no awards under the GSIP will be made until the necessary shareholding has been built up.

Other matters:

It is not permitted to trade in options or derivatives over Unilever shares as this would be in conflict with our Share Dealing Standard.